Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-51239) of Kelly Services, Inc. of our report dated June 13, 2003 relating to the financial statements of Kelly Retirement Plus, which appears in this Form 11-K.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP Detroit, Michigan June 13, 2003